Exhibit 10.42

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS

BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO

RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FOURTH AMENDMENT to LICENSE AGREEMENT

UC CONTROL NUMBER 1997-04-A493, Effective March 26, 1997

between DYNAVAX TECHNOLOGIES CORPORATION

and THE REGENTS OF THE UNIVERSITY OF CALIFORNIA for

“Method, Compositions and Devices for Administration of Naked Nucleotides Which

Express Biologically Active Peptides

and

Immunostimulatory Oligonucleotide Conjugates”

This amendment (“4th Amendment”) is made by and between Dynavax Technologies. Corporation, a Delaware corporation having an address at 2929 7th Street, Suite 100, Berkeley, CA 94710 (“Licensee”) and The Regents of the University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“The Regents”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer Office, Mail-code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”) to a certain existing license agreement between the two parties.

When signed by both parties, this 4th Amendment is effective as of June 1, 2009 (“4th Amendment Effective Date”).

RECITALS

Whereas, Licensee and The Regents entered into a license agreement with an Effective Date of March 26, 1997 (“License Agreement”) for UCSD Case Docket Nos. UC1992-296 (now renumbered as SD1992-C96) and titled “Method, Compositions and Devices for Administration of Naked Nucleotides Which Express Biologically Active Peptides”; and 1997-138 (now renumbered as SD1997-B38) and titled “Immunostimulatory Oligonucleotide Conjugates”;

Whereas, Licensee and The Regents have amended the License Agreement three times, on July 23, 1997; on October 2, 1998 and on September 22, 1999; and

Whereas, Licensee’s [*] is [*] with [*] specified in the amendment dated September 22, 1999 and Licensee has requested [*] to conform with [*];

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Now Therefore, the parties agree to amend the License Agreement as set forth herein:

Licensee will pay The Regents an amendment fee of [*] in three installments as follows: the first payment of [*] shall be paid within 30 days of the 4th Amendment Effective Date, the second payment of [*] shall be paid on the first anniversary of the 4th Amendment Effective Date and the third payment of [*] shall be paid on the second anniversary of the 4th Amendment Effective Date. However, if the License Agreement is terminated, all remaining amount of all unpaid installments will be immediately due and payable.

Background Paragraph A shall be deleted and restated as follows:

“A. Certain inventions, generally characterized in the parent applications entitled “Method, Compositions and Devices for Administration of Naked

Nucleotides Which Express Biologically Active Peptides” UC Case No. SD1992-C96

(aka UC 92-296) and “Immunostimulatory Nucleotide Sequences”

UC Case No. SD1997-B38 (aka UC 97-138) (collectively the

“Invention”) were made in the course of research at the University of

California, San Diego by [*]

(“Inventors”) and are covered by Regents Patent Rights as defined below.”

Paragraph 1.1 shall be deleted and restated as follows:

“1.1 Regents Patent Rights” means any subject matter claimed or disclosed in any of the following:

[*]

by Inventors and assigned to The Regents; and continuation applications thereof, and divisions, substitutions, and continuations-in-part application, but only to the extent claims in any such continuation-in-part application contain subject matter included in the foregoing listed applications as originally filed in the U.S. Patent and Trademark Office (“USPTO”); any patents issuing on said applications including reissues, reexaminations and extension; and any corresponding foreign applications or patents (including inventor’s certificates).”

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Paragraph 1.6 shall be deleted and restated as follows:

“1.6 “Attributed Income” means the following types of income received by Licensee [*] from granting rights, granting an option to certain rights or forbearing the exercise of any rights granted to LICENSEE under this Agreement: upfront licensing fees paid to Licensee by third parties (e.g., corporate partners and sublicensees of Licensee) and licensing and/or research and development (R&D) milestone payments made to Licensee for the development of Licensed Products which milestone payments are payable prior to (but not after) the commencement of clinical trials for a Licensed Product to which the income is attributable. Attributed Income does not include amounts received by Licensee from third parties for the purchase of an equity interest in Licensee (except amounts in excess of the fair market value of Licensee’s stock at the time such purchase is made), amounts received to fund Licensee’s research and development efforts (charged at cost), amounts received by Licensee as a loan subject to repayment, or reimbursement of patent costs, or amounts received by Licensee for R&D and/or licensing of patents not dominated by Regents Patent Rights. For the sake of clarity, Attributed Income shall include amounts received by Licensee whether or not Dynavax’ patents that are also licensed.”

Section 6 shall be deleted and restated as follows:

“6. LICENSE MAINTENANCE FEE

The Licensee shall also pay to The Regents a license maintenance fee on February 28 of each year, in the amount of [*] for each of calendar years 2010, 2011 and 2012 and [*] annually each February 28th thereafter, except that that the maintenance fee is not due on any February 28th if on that date the Licensee is commercially selling a Licensed Product and paying an earned royalty or a minimum annual royalty to The Regents on the sales of that Licensed Product exceeding such maintenance fee amount of [*] for the preceding year. License maintenance fees are non-refundable and are not an advance against earned royalties.”

Paragraph 8.1 shall be deleted and restated as follows:

“8.1	Clinical Milestone Payment: Licensee shall pay to The Regents:

8.1.1	[*] within thirty (30) days of the filing of each [*]with the [*], which is [*] after 4th Amendment Effective Date;

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.1.2	[*] within thirty days of [*] of the [*] in each [*]which is initiated after the 4th Amendment Effective Date and [*] in the [*];

8.1.3	[*] within thirty (30) days of the [*] of the [*] in a [*] in the [*]. Such payment shall be made for each of the first three Licensed Products;

8.1.4	[*] within thirty (30) days of the treatment of the [*] in a [*] in the [*]. Such payment shall be made for each of the next seven Licensed Products;

8.1.5	[*] within thirty (30) days after receiving [*] of [*] of each of the first three Licensed Products; and

8.1.6	[*] within thirty (30) days after receiving [*] of [*] for each of the next seven (7) Licensed Products.”

Paragraph 9.5 shall be deleted and restated as follows:

“9.5	The Licensee or its sublicense shall:

9.5.1	by [*] an [*] covering [*] to the [*];

9.5.2	by [*] demonstrate the [*] of a [*] in a [*] for at last [*];

9.5.3	by [*], complete [*] sufficient to [*] covering a [*] different from the [*] specified in the [*];

9.5.4	by [*], submit to the[*] ;

9.5.5	by [*],[*] the [*] in the earlier of a [*] or a [*] under the [*] other than the [*];

9.5.6	by [*],[*] the [*] in the earlier of a [*] or a [*] under an [*] other than the [*];

9.5.7	by [*];[*] the [*] in a [*] under an [*] other than the [*];

9.5.8	by [*],[*] a [*] with the [*] or [*];

9.5.9	market Licensed Products in the United States within [*]of receiving approval of such Licensed Product’s BLA from the FDA; and

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.5.10	reasonably fill the market demand for Licensed Products following commencement of marketing at any time during the exclusive period of this Agreement.”

Compliance by Licensee or its sublicense with any of the subsections of this Paragraph 9.5 shall be deemed to be compliance with all preceding subsections.

MISCELLANEOUS:

Defined Terms. All terms used but not defined in this Amendment shall have the respective meanings set forth in the License Agreement.

Continuing Effect. This Amendment shall be effective for all purposes as of the 4th Amendment Effective Date and shall terminate when the License Agreement terminates, unless otherwise provided herein. Except as otherwise expressly modified by this Amendment, the License Agreement, as amended by the FIRST, SECOND and THIRD AMENDMENT shall remain in full force and effect in accordance with their terms.

Governing Laws. This Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

IN WITNESS WHEREOF, both The Regents and Licensee have executed this Amendment, in duplicate originals, by their respective and duly authorized officers on the day and year written.

DYNAVAX TECHNOLOGIES CORP:		THE REGENTS OF THE

UNIVERSITY OF CALIFORNIA:

By:	/s/ Michael S. Ostrach	By:	/s/ Jane Moores, Ph.D.
Name:	Michael S. Ostrach		Jane Moores, Ph.D.
Title:	Vice President		Assistant Vice Chancellor, - Technology Transfer
Date:	June 29, 2009	Date:	June 25, 2009

[*] =	CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.